Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 2-52711 on Form N-1A of our report dated February 22, 2007, relating to the financial statements and financial highlights of Merrill Lynch Ready Assets Trust (the “Trust”) appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche, LLP
Princeton, New Jersey
April 26, 2007